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                                       3E

     Amendment to Articles of Incorporation re: Series "AAA" Preferred Stock



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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

(After Issuance of Stock under the authority of Section 78.1955 of the Nevada Revised Statutes, as amended and the Corporation's Articles of Amendment.)

                                       of
                   Seychelle Environmental Technologies, Inc.

         We the undersigned, Carl Palmer, President, and Paul Lusby, Secretary of Seychelle Environmental Technologies, Inc. (The Corporation) do hereby certify:

         That the Board of Directors of the Corporation, by resolution dated February 18, 1999, adopted a resolution to amend the original articles as follows:

         Article FOURTH is hereby amended to add the following at the end of the first paragraph thereof:

         The Corporation hereby establishes a new class of Eight Thousand (8,000) shares of the Corporation's $0.01 per share Preferred Stock, which shall be designated Series "AAA" Cumulative Convertible Preferred Voting Stock. Such Stock has rights which are superior to all other securities of the Corporation except Series "A" 13.5% Non Voting, Cumulative, Convertible Preferred Stock and the Series "AA" Non Voting, Convertible Preferred Stock, including upon liquidation and as to payment of dividends, if any. Series "AAA" Cumulative Convertible Preferred Voting Stock carries a dividend as set by the Board of Directors prior to the time of issuance thereof, is voting, and is redeemable by the Corporation and convertible into common shares of the Corporation upon terms and conditions to be established by the Corporation prior to the issuance of the said Stock.

         The Board of Directors has the authority to amend its Articles of Incorporation pursuant to Paragraph FOURTH thereof, which permits the Board of Directors to issue preferred stock of the par value of One Cent ($.01) each, to have such classes, series and preferences as the Board of Directors may determine from time to time.

                                       1.


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         This Amendment was duly adopted by the Board of Directors of the
Corporation as permitted under the authority of Section 78.1955 of the Nevada Revised Statutes, as amended and the Corporation's Articles of Amendment.

Date:    March 1, 1999

                              Seychelle Environmental Technologies, Inc.


                              By:     Signed
                                 ----------------------------------
                                   Carl Palmer, President


                              By:     Signed
                                 ----------------------------------
                                   Paul H. Lusby, Secretary


STATE OF CALIFORNIA     )
                        ) ss.
COUNTY OF ORANGE        )

                  On January 26, , before me, Stacey Hanes, Notary Public, personally appeared Carl Palmer, (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                  WITNESS my hand and official seal.


                                           Signed
                                          --------------------------------------
                                                Notary Public



                                       2.


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STATE OF CALIFORNIA        )
                           ) ss.
COUNTY OF LOS ANGELES      )


                  On January 27, , before me, Consuelo M. Madrigal, Notary Public, personally appeared Paul H. Lusby, (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


                  WITNESS my hand and official seal.

                                           Signed
                                       -----------------------------------------
                                       Consuelo M. Madrigal, Notary Public



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